Exhibit 10.2

COMMERCIAL PAPER

ISSUING AND PAYING AGENT AGREEMENT

(Book-Entry Obligations Using DTC

Facilities and Physical Notes)

THIS AGREEMENT (this “Agreement”) dated as of January 31, 2011 (the “Effective Date”) is entered into by and between Cisco Systems, Inc. (the “Issuer”) with offices at 170 West Tasman Drive, San Jose CA, 95134 and Bank of America, National Association (the “Bank”) with offices at 540 W. Madison, IL4-540-20-06, Chicago IL, 60661.

Section 1.	Appointment

The Issuer requests and hereby appoints the Bank to act on a non-exclusive basis as agent for the Issuer in connection with the issuance and payment of unsecured book-entry obligations (each, a “Book-entry Obligation”) as evidenced by a Master Note Certificate (the “Note Certificate” and, together with the Book-entry Obligations, the “Obligations”) in the form appended hereto in Exhibit A. The Bank hereby agrees to act as agent for the Issuer, subject to the provisions of this Agreement, beginning on the Effective Date.

Section 2.	Certificate Agreement

The Issuer acknowledges that the Bank has entered into with The Depository Trust Company (“DTC”) the commercial paper certificate agreement attached hereto as Exhibit B (the “Certificate Agreement”). The Certificate Agreement is hereby incorporated by reference herein and made a part hereof. The Issuer acknowledges and agrees that the continued effectiveness of the Certificate Agreement is a condition precedent to the Bank acting as agent hereunder and providing services related to the Obligations.

Section 3.	Letter of Representations; Resolutions; Authorized Persons

a. The Bank and the Issuer agree to comply with the relevant portions of DTC’s Commercial Paper Issuing and Paying Agent Manual, and the DTC Same Day Settlement System Rules (collectively the “DTC Rules”).

b. The Issuer has delivered to the Bank a certificate (as may be amended from time to time, the “Issuer Certificate”), a copy of which is appended hereto as Exhibit C, containing the name, title, contact details (including mailing address and e-mail address), and true signature of each officer of the Issuer or other person duly authorized to take action on behalf of the Issuer with respect to the Obligations (each an “Authorized Person” and, collectively, the “Authorized Persons”). The Issuer agrees to promptly provide a revised Issuer Certificate to the Bank in the event that the Authorized Persons of the Issuer change.

c. The Issuer authorizes the Bank to accept Instructions (as defined in Section 5) from any Authorized Person, provided such Instructions are signed by at least two Authorized Persons.

d. The Issuer agrees that the Bank shall not be liable for the Bank’s action or inaction in reliance on the Issuer Certificate at any time, including any inaccurate Issuer Certificate for which a copy of an accurate replacement Issuer Certificate has not been provided by the Issuer to the Bank.

Section 4.	Note Certificate

a. The Issuer will, prior to the Effective Date, deliver to the Bank a Note Certificate registered in the name of Cede & Co., a nominee of DTC, evidencing the Obligations. The Note Certificate shall bear the manual or facsimile signature[s] of [one or more] the Chief Financial Officer, the Treasurer and the Assistant Treasurer of the Issuer (each an “Authorized Representative” and, collectively, the “Authorized Representatives”) and specify the date of issuance (the “Issue Date”), the full legal name of the Issuer, the name of the jurisdiction in which the Issuer is organized, and the name of the bank acting as paying agent for the Issuer.

b. Any Obligation (as evidenced by the Note Certificate) shall, upon the Bank’s issuance of such Obligation in compliance with the terms of this Agreement on behalf of the Issuer, bind the Issuer notwithstanding that one or both of the Authorized Persons providing the Instructions for issuance of the Obligation pursuant to Section 5(a) hereof are no longer Authorized Persons on the date such Obligation is issued by the Bank. Furthermore, the Issuer agrees that the Bank shall have no duty or responsibility to determine the genuineness of the facsimile and/or manual signatures appearing on any document, including but not limited to any Instructions or the Note Certificate, if such facsimile or manual signature reasonably resembles the corresponding specimen signature of an Authorized Representative or Authorized Person listed on the most recent Issuer Certificate provided by the Issuer to the Bank.

Section 5.	Instructions

a. The term “Instructions” shall mean a communication, purporting to be from an Authorized Person, in the form of either (i) a transmission through an instruction and reporting communication service (“IPASS”) offered by the Bank pursuant to Section 10 hereof or (ii) a written notice, including a written notice transmitted by facsimile or e-mail, which bears or purports to bear the signature of at least two Authorized Persons; prior to 12:00 PM (noon) Chicago time on the day on which the Instructions are to be operative. Instructions may be given at any time; provided that any Instructions received on a day on which the Bank is not open for business, the Instructions will be operative, as appropriate, on the next succeeding day on which the Bank is open for business. In the event that Instructions are issued through IPASS, the Bank may conclusively rely upon such instructions absent the signatures of Authorized Persons.

b. If the Bank, in its sole discretion, acts upon Instructions transmitted after 12:00 PM (noon) Chicago time on the day on which the Instructions are to be operative, the Issuer understands and agrees that (i) such Instructions shall be acted upon, on a reasonable efforts basis, by the Bank pursuant to the custom and practice of the commercial paper market, and (ii) the Bank makes no representations or warranties that the issuance and delivery of any Note or Obligation pursuant to Section 6 shall be completed prior to the close of business on the Issue Date specified in the applicable Instructions.

Section 6.        Issuance

a. The Bank’s sole duties in connection with the issuance of the Book-entry Obligations represented by the Note Certificate shall be as follows:

(i) to maintain a record of the outstanding Note Certificate on IPASS;

(ii) following receipt of applicable Instructions, to assign a CUSIP number to each Obligation to be issued;

(iii) following receipt of applicable Instructions that set forth the face or principal amount, net dollar amount, Issue Date, maturity date, interest rate (if any), and amount of interest due at maturity date, and the applicable discount amount (if any), for an Obligation, to cause delivery of such Obligation on behalf of the Issuer by way of data entry or data transfer to the DTC Same Day Funds Settlement System (“SDFS”), and to receive from SDFS a confirmation receipt that delivery of such Obligation was effected; and

(iv) prior to the close of business on each Issue Date, to credit in immediately available funds the net proceeds of all delivered Obligations to the Issuer’s account with the Bank (full instructions to be provided).

b.	(i) The Issuer acknowledges that (A) the delivery or mailing of an Obligation against payment of the net amount of the Obligation (i.e., the principal amount of the Obligation less the discount specified in the Instructions or the principal amount of an interest bearing Obligation) and the actual receipt of payment thereof are not simultaneous transactions and (B) the purchaser of an Obligation is obligated to settle its purchase of such Obligation in immediately available funds before 1:30 PM Chicago time on the Issue Date for such Obligation, unless otherwise agreed in writing with the Bank.

(ii) The Bank shall have no duty or responsibility to transfer to the Issuer any amounts from the sale of an Obligation, or to advance to the Issuer any monies or otherwise provide any credit to the Issuer with respect to such proceeds or transfers, unless and until (A) the Bank actually receives the proceeds of the sale of such Obligation and (B) the Bank’s receipt of such proceeds is not subject to reversal or cancellation.

Section 7.	Payment

a. The Issuer shall provide or cause to be provided Instructions to the Bank regarding payment of Obligations at maturity. The Bank’s sole duty in connection with payment of the Obligations at maturity shall be to pay the discounted principal amount of the Obligation or principal plus interest of an interest-at-maturity Obligation, in each case as specified in the applicable Instructions, to the account specified in such Instructions.

b. The Bank shall not make a payment with respect to any maturing Obligation of the amount referred to in this Section 7 unless immediately available funds in the amount to be paid in respect of such Obligation have been received by the Bank before 1:30 PM Chicago time on the applicable maturity date, unless otherwise agreed in writing with the Bank, in accordance with the following instructions: ABA routing number:             . GL Account Number:             , FFC:             Beneficiary Customer:             , and such funds are not subject to reversal or cancellation.

c. The Issuer hereby gives blanket authority for the Bank to debit or credit the Issuer’s Demand Deposit Account (DDA) account number (which will be specified by the Issuer in writing) in accordance with this Agreement. The Bank will so debit or credit the Issuer’s account number, at such time and in such amounts as required from time to time for the purpose of funding any net amounts outstanding due to account trading activity or to transfer to the Issuer’s DDA any amounts held by the Bank at the end of any business day.

If on any maturity date of the Obligations, a prospective purchaser of Obligations to be placed on such date defaults in its duty to pay the cash purchase price in immediately available funds by 1:30 PM Chicago time or at such later time allowed by DTC or reclaims a formerly settled issuance, thereby defaulting in regard to the Obligations such purchaser was to purchase on such date, the Issuer agrees to pay the Bank on demand the amount of such failed or reclaimed settlement if payment had been done by the Bank to the Issuer or on behalf of the Issuer.

Section 8.	United States Dollars

The Issuer agrees that the Obligations issued or presented hereunder shall be denominated solely in United States Dollars. The Issuer further agrees that payment of any and all amounts due pursuant to the provisions of this Agreement shall be made solely in United States Dollars.

Section 9.	No Agency or Trust and No Implied Duties

a. The Bank shall have no obligations under this Agreement towards, or any relationship of agency or trust with, any Purchaser and shall only be obligated to perform the duties of the Bank set out specifically in this Agreement. The Bank shall have no implied duties or obligations under this Agreement.

b. The Bank shall not be under any obligation to take any action hereunder through which the Bank may incur any expense or liability, the prompt payment of or indemnification for which is not, in its opinion, assured.

Section 10.	Issuing and Paying Agent Servicing System (IPASS)

a. The Bank hereby grants the Issuer and each Authorized Person access to IPASS for the limited purposes set forth herein until the termination of this Agreement in accordance with Section 14. The Issuer and each Authorized Person is permitted to access IPASS for the purposes of transmitting Instructions to the Bank or obtaining a record of the Note Certificate with respect to the Obligations.

b. The Issuer acknowledges that under IPASS, each Obligation (and the Note Certificate, if any, related thereto) shall remain subject to applicable laws, regulations, rules and the provisions hereof. The Bank shall be entitled to limit or restrict the Issuer’s or any Authorized Person’s use of IPASS as the Bank deems necessary or desirable in its sole discretion. The Issuer acknowledges and agrees that it and each Authorized Person shall be permitted to access information through IPASS only for those Obligations that it is authorized to access and no other Obligation. Each Authorized Person shall be limited in its access rights to IPASS to the same extent of the Issuer, and no Authorized Person shall be permitted to access a broader scope of information about an Obligation than the Issuer may access at such time.

c. Except as set forth in this Section 10, with respect to any agreement between the Issuer and its Authorized Persons, the Issuer shall acquire no title, ownership or sublicensing rights whatsoever in IPASS or in any trade secret, trademark, copyright or patent of the Bank now or to become applicable to IPASS. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute IPASS for any purpose.

d. The Issuer shall ensure the security and confidentiality of all identification numbers (“IDs”) and passwords (“Passwords”) to access IPASS, whether issued to the Issuer or any Authorized Person by the Bank, and whether chosen by the Issuer, any Authorized Person or the Bank. The Issuer agrees not to share, transfer, disclose, make available or otherwise provide access to the Issuer’s IDs and Passwords to any person who is not a Authorized Person. The Issuer is responsible for all access and activity conducted, including the sending of Instructions, using all IDs and Passwords permitting access to IPASS. The Issuer shall immediately notify the Bank in writing, (i) if the Issuer discovers or has received notice that an ID or Password has been compromised by actual or suspected unauthorized use, loss, disclosure, access or acquisition, (ii) if the Issuer suspects or discovers unauthorized access to or use of IPASS for any reason, or (iii) when a Authorized Person, with a unique ID and Password, is no longer permitted access to IPASS. The Issuer shall take all necessary and advisable corrective actions, and shall cooperate fully with the Bank to prevent, mitigate or rectify any unauthorized activity involving an ID or Password or IPASS.

The Issuer agrees to indemnify the Bank in accordance with Section 13 against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of resulting from the failure of the Issuer or any of its Authorized Persons to maintain security and confidentiality of the applicable IDs and Passwords.

e. The Issuer agrees that use of IPASS is subject to the terms of this Agreement (the “Terms”), as they may be amended, and applicable laws and regulations. The Terms are binding on the Issuer (including the Issuer’s employees, agents and successors) and each Authorized Person. The Bank may add, remove or modify the information available on IPASS at any time without prior notice. The Issuer acknowledges that IPASS may be unavailable to the Issuer from time to time, as necessary.

f. IPASS may be used to access copies of the Note Certificate. The Issuer acknowledges that any printed version of the Note Certificate is merely a copy and is not, and shall not be considered by the Issuer or any Authorized Person to be, the official Note Certificate. The Bank shall not be liable for the completeness, correctness, accuracy, adequacy, usefulness, timeliness, reliability or otherwise of the Note Certificate or any information accessed through IPASS regarding an Obligation.

g. IPASS AND ALL INFORMATION, SERVICES, SOFTWARE AND OTHER MATERIALS PROVIDED THROUGH IPASS ARE PROVIDED “AS IS” AND “AS AVAILABLE” WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND. THE BANK AND ITS SUPPLIERS SPECIFICALLY DISCLAIM ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF INTELLECTUAL PROPERTY, QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THE ISSUER’S USE OF IPASS AND ALL INFORMATION, SERVICES, SOFTWARE AND OTHER MATERIALS PROVIDED THROUGH IPASS IS AT ITS OWN DISCRETION AND RISK.

THE BANK DOES NOT GUARANTEE SECURITY OF IPASS OR PREVENTION FROM LOSS OF, ALTERATION OF, OR IMPROPER ACCESS TO THE ACCOUNT INFORMATION OR DATA. THE BANK MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO OR RESULTING FROM THE USE OF OR INABILITY TO USE IPASS, MISTAKES, OMISSIONS, SERVICE INTERRUPTIONS, DELETION OF FILES, LOSS OR MODIFICATION OF CONTENT OR DATA, ERRORS, DEFECTS, MISDELIVERIES, DELAYS IN OPERATION OR TRANSMISSION OR ANY FAILURE OF PERFORMANCE, WHETHER OR NOT LIMITED TO CIRCUMSTANCES BEYOND ITS CONTROL, COMMUNICATION FAILURE, THEFT, DESTRUCTION OR UNAUTHORIZED USE, ACCESS TO OR ACQUISITION OF ANY SERVER, RECORDS, PROGRAMS OR SERVICES.

THE ISSUER UNDERSTANDS THAT THE BANK MAKES NO REPRESENTATION OR WARRANTY REGARDING THE USE OF THE INFORMATION AVAILABLE THROUGH IPASS IN TERMS OF ITS COMPLETENESS, CORRECTNESS, ACCURACY, ADEQUACY, USEFULNESS, TIMELINESS, RELIABILITY OR OTHERWISE. THE ISSUER FURTHER UNDERSTANDS THAT INFORMATION OBTAINED BY THE ISSUER THROUGH IPASS MAY (I) INCLUDE TECHNICAL INACCURACIES OR TYPOGRAPHICAL ERRORS OR (II) BE PREPARED WITH, OR BASED ON, INFORMATION RECEIVED FROM ONE OR MORE THIRD PARTIES. THE ISSUER AGREES THAT IT WILL INDEPENDENTLY VERIFY ALL INFORMATION IT OR ANY AUTHORIZED PERSON OBTAINS THROUGH IPASS BEFORE RELYING ON IT AND THAT THE BANK SHALL NOT BE LIABLE FOR, OR FOR THE RESULT OF, ANY DECISIONS MADE BY THE ISSUER BASED ON SUCH INFORMATION.

h. Instructions transmitted over IPASS and received by the Bank pursuant to Section 5, accompanied by the Issuer’s ID(s) and Password(s), shall be deemed conclusive evidence that such Instructions are correct and complete and that the issuance or redemption of the Obligation(s) specified in such Instructions has been duly authorized by at least two Authorized Persons. The Bank shall not be liable for rejecting Instructions as a result of inaccurate IDs or Passwords indicated thereon.

Section 11.	Representations and Warranties of Issuer

The Issuer and/or the Bank, as indicated below, (each a “Party” and together the “Parties”) represent and warrant as to itself only and not as to the other Party as follows:

a. This Agreement and the Obligations have been duly authorized and this Agreement when executed and the Obligations when issued in accordance with Instructions, will be valid, legal and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or law). This Agreement has been duly authorized and when executed will be a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with its terms;

b. The Issuer represents and warrants that this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, or (ii) result in any violation of the provisions of the articles of incorporation or the by-laws of the Issuer (or equivalent corporate formation and governance documentation); which breach or default, in the case of each of clauses (i) and (ii), might have a material adverse affect on the condition (financial or otherwise) or operations of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Obligations and the Certificate Agreement;

c. Each of the Issuer and the Bank, respectively, represents and warrants that this Agreement and the consummation of the transactions herein contemplated will not result in any violation of any law or regulation or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or the Bank, as applicable, is subject or by which they or their respective properties are bound, which violation might have a material adverse affect on the condition (financial or otherwise) or operations of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Obligations and the Certificate Agreement;

d. The Issuer represents and warrants that no consent or action of, or filing or registration with, any governmental or public regulatory authority or body is required for the issuance or sale of the Obligations, except as may be required under “blue sky” or state securities laws in connection with the issuance and/or sale of the Obligations by the Issuer; and

e. The Issuer represents and warrants that offers and sales of each Obligation will be made in accordance with Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder (other than the filing of a Form D with the Securities and Exchange Commission). Each Instruction provided by the Issuer or related Authorized Persons to issue Obligations under this Agreement shall be deemed a representation and warranty by the Issuer as of the date thereof that the representations and warranties herein are true and correct as if made on and as of such date.

Section 12.	Compensation

The Issuer agrees to pay such compensation for the Bank’s issuing and paying agent services pursuant to this Agreement in accordance with the Bank’s schedule of fees, as amended from time to time (subject to prior written notification delivered to the Issuer not less than thirty (30) days prior to the effective date of any amendment) dated January 19, 2011, and executed by the Issuer. The obligation of the Issuer in this Section 12 to pay the Bank fees for services provided under this Agreement shall shall survive any termination of this Agreement and the issuance and payment of the Obligations.

Section 13.	Indemnification

a. The Issuer agrees that, except in the case of gross negligence or willful misconduct on the part of the Bank in the performance of its duties hereunder or its reckless disregard of its duties and obligations hereunder, the Bank shall not be liable for any losses, damages, liabilities or costs suffered or incurred by the Issuer in relation to this Agreement. The Issuer agrees that in any case in which the Bank may be liable as a result of the Bank’s gross negligence or willful misconduct in the performance of its duties hereunder or its reckless disregard of its duties and obligations hereunder, the Bank will only be liable up to an amount equal to the aggregate of the fees paid by the Issuer to the Bank in respect hereof plus any amount of indemnification previously received by the Bank from the Issuer in accordance with the provisions hereof. The Issuer, in the absence of gross negligence or willful misconduct on the part of the Bank or the Bank’s reckless disregard of its duties and obligations hereunder, agrees to indemnify the Bank and hold it harmless from and against (x) any and all actions, claims (groundless or otherwise), suits, losses, fines and penalties arising out of the Bank’s having executed this Agreement or otherwise having performed any of its obligations hereunder and (y) any damages, costs, expenses (including reasonable legal fees and disbursements), losses or liabilities relating to any such actions, claims, suits, losses, fines or penalties or to any breach of this Agreement by the Issuer.

b. Notwithstanding any contrary provision herein, neither the Bank nor its affiliates, suppliers, contractors, service providers, directors, officers, employees and agents will be liable for any damages, including without limitation, direct or indirect, incidental, special, consequential, exemplary or punitive damages arising out of or in any way related to this Agreement or IPASS, including the delivery of, or the implementation of Instructions as delivered, through IPASS, whether based on contract, tort, strict liability or otherwise. This provision applies without limitation to any damages or injury arising from any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, computer virus, line system failure, file corruption, network or system outage, or loss, use or modification of content or data, even if advised of the possibility of such damages. No third party, including but not limited to any Authorized Person, shall have any right to or claim for indemnification from the Bank under this Agreement.

c. The Bank will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure. An event of force majeure is an event or condition beyond the Bank’s control, such as, without limitation, a natural disaster, civil unrest, state of war, or act of terrorism.

d. This Section 13 shall survive any termination of this Agreement and the issuance and payment of the Obligations.

Section 14.	Termination

a. This Agreement shall terminate on the date that is the earlier of (i) the date on which the Certificate Agreement is no longer in place for whatever reason and (ii) the date on which the Bank or the Issuer has terminated this Agreement in accordance with this Section 14.

b. The Bank may terminate this Agreement at any time with not less than thirty (30) day’s prior written notice to the Issuer. The Issuer may terminate this Agreement at any time by not less than thirty (30) days’ prior written notice to the Bank. In the event this Agreement is terminated by the Issuer, the Issuer shall bear any reasonable costs related to the transfer or completion of the Bank’s responsibilities hereunder In the event this Agreement is terminated by the Bank, the Bank shall bear any reasonable costs related to the transfer or completion of the Bank’s responsibilities hereunder.

c. No termination of this Agreement shall affect the rights and obligations of the Issuer and the Bank which have accrued under this Agreement prior to such termination. In the event of termination of this Agreement, for any reason, the Bank agrees that it shall cooperate with the Issuer or its designee for the orderly transition of services hereunder; provided, however, that nothing herein shall be construed as requiring the Bank to continue meeting its obligations hereunder until such time as a replacement for the Bank is appointed by the Issuer. This Section 14 shall survive any termination of this Agreement and the issuance and payment of the Obligations.

Section 15.	Addresses

a. Instructions hereunder shall be mailed, faxed, emailed, or transmitted via IPASS to the Bank at the address, facsimile number, or email address specified below, as applicable, and shall be deemed delivered upon actual receipt by the Bank’s Commercial Paper Issuance Operations at the address, facsimile number or e-mail address specified below:

Bank of America, National Association

540 W. Madison

IL4-540-20-06

Chicago, Illinois 60661

Attn: IPA Services

Telephone:    (312) 992-2306

Facsimile:     (312) 803-2763

marili.saporito@bankofamerica.com

b. All notices, requests, demands and other communications hereunder (excluding Instructions) shall be in writing and shall be deemed to have been duly given (i) upon delivery by hand (against receipt), or (ii) by United States Post Office registered mail (against receipt) or by regular mail (when mailed) to the Party, in each case at the address set forth below or at such other address as either party may designate by written notice:

(A)	The Issuer:

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, CA 95134

Attn:    Roger Biscay

    Vice President, Treasurer and Global Risk Management

Telephone:

Facsimile:

With a copy to:

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, CA 95134

Attn:    Mark Chandler

    Senior Vice President, General Counsel and Secretary

Telephone:

Facsimile:

(B)	The Bank:

Bank of America, National Association

540 W. Madison

IL4-540-20-06

Chicago, Illinois 60661

Attn: IPA Services

Telephone:    (312) 992-2306

Facsimile:     (312) 803-2763

Section 16.	Funds Held on Account; No Interest Earned

Funds received by the Bank in accordance with payments on the Obligations shall be held pursuant to this Agreement until such time as it is transferred in accordance with relevant Instructions. Except as provided for under Section 7(c) hereof or as otherwise agreed upon in writing with the Issuer, the Bank shall not be liable for interest on any funds received, or held by, it hereunder, it being understood and agreed that, notwithstanding anything stated herein to the contrary, the Bank shall be liable for interest on any funds received, or held it, that were not transferred to an interest-bearing account pursuant to the provisions of Section 7(c) due to error, gross negligence or other fault on the part of the Bank.

Section 17.	Miscellaneous

a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York and, as applicable, operating circulars of the Federal Reserve Bank, federal laws and regulations as amended, New York Clearing House rules, the DTC Rules, and general commercial bank practices applicable to commercial paper issuance and payment, funds transfer and related activities.

b. The Issuer and the Bank irrevocably agree that the courts of the United States federal courts or the courts of the State of New York sitting in the Borough of Manhattan are to have jurisdiction to settle any disputes or determine any proceedings (respectively, “Disputes” and “Proceedings”) which may arise out of or in connection with this Agreement, any Instructions or any Obligations and that accordingly any Proceeding or Dispute so arising may be brought in such courts. Each of the Issuer and the Bank irrevocably and unconditionally waive and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Disputes or Proceedings in the courts of New York and any claim that any Disputes or Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Disputes or Proceedings brought in the courts of New York shall be conclusive and binding upon the Issuer and the Bank and may be enforced in the courts of any other jurisdiction. Nothing in this clause shall limit any right to take Disputes or Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Disputes or Proceedings in one or more jurisdictions preclude the taking of Disputes or Proceedings against the Issuer in any other jurisdiction, whether concurrently or not.

c. This Agreement may not be assigned by the Issuer and may not be modified, or amended or supplemented except by a writing or writings duly executed by an Authorized Representative and a duly authorized representative of the Bank.

d. Neither Party will use the other’s name or refer to the other Party, directly or indirectly, in any solicitation, marketing material, advertisement, news release or other release to any publication with out receiving the other Party’s specific prior written approval for each such use or release.

e. No failure or delay on the part of any Party in exercising any power of right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given.

f. This Agreement, together with the exhibits attached hereto, contains the entire understanding and agreement between the Bank and the Issuer with respect to the Obligations. All prior agreements, understandings, representations, statements, promises, inducements, negotiations, and undertakings and all existing contracts previously executed between the Bank and the Issuer with respect to the Obligations are superseded in whole hereby.

g. With respect to all references herein to nouns, insofar as the context requires, the singular form shall be deemed to include the plural, and the plural form shall be deemed to include the singular.

h. In no event shall the Bank be liable for any failure or delay in the performance of its obligations hereunder because circumstances beyond the Bank’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement.

i. Following its receipt of written request of the Issuer, the Bank shall provide the Issuer with information the Bank has with respect to any Obligations issued and paid hereunder. In addition, the Bank agrees to cooperate with the Issuer with respect to any matter directly or indirectly related to examinations, audits, inspections, and other regulatory proceedings performed by internal or external auditors of the Issuer or by any regulatory agency with jurisdiction over the Issuer. All costs and expenses (including reasonable legal expenses) incurred by the Bank in conjunction with this clause (i) of Section 17 shall be reimbursed by the Issuer within thirty (30) days of a written demand to the Issuer by the Bank.

j. Clauses (a), (b), (d), (g), (h) and (i) of this Section 17 shall survive any termination of this Agreement and the issuance and payment of the Obligations.

[Signature page follows]

In witness whereof, the Bank and the Issuer have caused this Agreement to be executed on their behalf by duly authorized persons as of the day and year first above written.

Bank of America, National Association		Cisco Systems, Inc.

/s/ Richard Benjamin		/s/ Roger Biscay
Authorized Person’s Signature

Name:	Richard Benjamin	Name:	Roger Biscay

Title:	VP	Title:	Vice President, Treasurer and Global Risk Management

Date:	January 31, 2011	Date:	January 31, 2011

/s/ Greg Bromberger
Authorized Person’s Signature

Name: Greg Bromberger
Title: Assistant Treasurer

		Date:	January 31, 2011

List of Exhibits

Exhibit A: DTC Master Note

Exhibit B: DTC Certificate Agreement

Exhibit C: Authorized Persons